UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, INmune Bio Inc. (the “Company”) and Raymond Joseph Tesi entered into an employment agreement, pursuant to which he will continue to serve as the Company’s Chief Executive Officer. Pursuant to the employment agreement, beginning on January 1, 2021, Dr. Tesi will be paid a base salary of $455,000 per annum and is eligible to receive an annual discretionary bonus with a target amount of 50% of his annual base salary. Dr. Tesi was also granted an option to purchase 59,337 shares of the Company’s common stock at an exercise price of $24.82 per share. Twenty-five percent of the options vest on January 18, 2022 and the remaining options will become vested and exercisable pro rata on a monthly basis over three years until 100% is vested which shall occur on the four-year anniversary of the date of grant. In the event of an Involuntary Termination (as defined in the employment agreement), Dr. Tesi shall receive a severance equal to 18 months of his base salary.

On January 19, 2021, the Company and David J. Moss entered into an employment agreement pursuant to which he will continue to serve as the Company’s Chief Financial Officer. Pursuant to the employment agreement, beginning on January 1, 2021, Mr. Moss will be paid a base salary of $359,000 per annum and is eligible to receive an annual discretionary bonus with a target amount of 40% of his annual base salary. Mr. Moss was also granted an option to purchase 59,337 shares of the Company’s common stock at an exercise price of $24.82 per share. Twenty-five percent of the options vest on January 18, 2022 and the remaining options will become vested and exercisable pro rata on a monthly basis over three years until 100% is vested which shall occur on the four-year anniversary of the date of grant. In the event of an Involuntary Termination (as defined in the employment agreement) Mr. Moss shall receive a severance equal to 18 months of his base salary.

On January 19, 2021, the Board of Directors of the Company approved the payment of $20,000 per annum to each of the non-employee directors (other than David Szymkowski) and an option for each of the non-employee directors (other than David Szymkowski) to purchase 15,975 shares of the Company’s common stock and as a result the 5 non-employee directors were granted options to purchase an aggregate of 79,875 shares of the Company’s common stock. The options shall vest quarterly over three years and have an exercise price of $24.82 per share.

The Company will file the employment agreement between the Company and Dr. Tesi and the Company and Mr. Moss as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 10-K”). This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the employment agreements. The option grants are qualified by reference to the form of option agreement to be filed as an exhibit to the 2020 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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